CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

1.	PURPOSE
The purpose of the Motricity, Inc. (the “Company”) Corporate Incentive Plan (the “Plan”) is to drive a culture focused on organizational performance. The Plan is intended to deliver “pay-for-performance” through annual incentive payments based on overall Company performance. The Plan is intended to provide all eligible employees (the “Participants”) with additional compensation for their contribution to the achievement of the Company’s objectives, encouraging and stimulating superior performance by such individuals, and assisting and retaining highly qualified employees.

2.	DEFINITIONS
Definitions for specific terms used within this Plan document are identified below.

A.
“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Compensation Committee.

B.
“Base Salary” refers to the annual salary, or base wage in the case of hourly employees, component of the employee’s compensation as specified in their employment agreement or offer letter as adjusted from time to time, exclusive of any additional allowances, payments or non-cash benefits.

C.	“Board” means the Board of Directors of the Company.

D.	“Bonus Award” is the cash payment that may be earned by a Participant, subject to the terms and conditions of the Plan.

E.
“Bonus Pool” is a pool of funds established in the Budget from which Bonus Awards may be paid subject to the terms and conditions hereof. The funding of the Bonus Pool will be determined and calculated in accordance with Exhibit A.

F.“Budget” means the Company’s Fiscal Year budget as approved by the Board.

G.
“Cause” means with respect to a Participant’s termination, the Participant’s: (i) failure to perform his or her duties; (ii) commission of, or indictment for a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of nolo contendere to a misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (iii) engagement in an act of fraud or of willful dishonesty towards the Company or any of its Affiliates; (iv) misconduct or negligence while

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
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employed by the Company or any of its Affiliates; (v) violation of a federal or state securities law or regulation or employment law; (vi) dishonesty detrimental to the Company or any of its Affiliates; (vii) conduct involving any immoral acts which is reasonably likely to impair the reputation of the Company or any of its Affiliates; (viii) disloyalty to the Company or any of its Affiliates; (ix) use of a controlled substance without a prescription or the use of alcohol which impairs Participant’s ability to carry out Participant’s duties and responsibilities; (x) violation by a Participant of the Company’s policies and procedures or any breach of any agreement between the Company and Participant; or (xi) embezzlement and/or misappropriation of property of the Company or any of its Affiliates.

H.	“CEO” means the Company’s Chief Executive Officer.

I.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

J.	“Company” means Motricity, Inc. and, if applicable, any of its subsidiaries and their successors and assigns.

K.
“Compensation Committee” means the Compensation Committee of the Board, which has the authority to oversee the Plan and approve and amend the Plan if it deems such change(s) is/are in the best interest of the Company.

L.
“Eligible Earnings” will be equal to the Participant’s actual cumulative payments of Base Salary for the Fiscal Year, or specified portion thereof. Eligible Earnings is determined before reductions for contributions under Section 401(k) of the Internal Revenue Code of 1986, as amended, and includes (but is not limited to) regular earnings, holiday pay, paid time off, sick pay, on call pay, call out pay and short term disability. As defined, Eligible Earnings effectively prorates the effect of any changes in Base Salary during the Fiscal Year for purposes of calculating Bonus Awards. Eligible Earnings does not include, without limitation and to the extent applicable, (i) financial awards under the Plan; (ii) variable compensation such as incentive awards, commissions or spot bonuses if any; (iii) imputed income from such programs as life insurance, auto allowance, or non-recurring earnings such as moving or relocation expenses, allowances or perquisites; (iv) stock-related compensation; or (v) overtime, unless required to be included in Eligible Earnings for purposes of the Plan, in accordance with applicable law.

M.
“EBITDA” means the Company’s consolidated net income before interest income and expense, provision for income taxes, depreciation and amortization, calculated in accordance with US generally accepted accounting principles, then in effect, and in accordance with the currently employed accounting policies, methods and practices employed by the Company. For the avoidance of doubt, expense calculations hereunder shall include, but not be limited to, restructuring expenses, expenses for payment

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hereunder or expenses under any equity compensation arrangement or plan.

N.	“Financial Targets” are the financial targets of the Company established by the Board for the Fiscal Year as described in Section 5 and set forth in Exhibit A attached hereto.

O.	“Fiscal Year” means the Company’s fiscal year beginning January 1, 2012 and ending December 31, 2012.

P.	“Management Committee” consists of the Company’s (i) CEO and (ii) Chief Financial Officer.

Q.	“Minimum Financial Target(s)” shall have the meaning set forth in Exhibit A attached hereto.

R.
“Named Executive Officer” or (“NEOs”) means any officer of the Company deemed by the Company as of the last day of 2012 to be a “named executive officer” of the Company as defined in Item 402(a) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.

S.	“Non-Exempt Employee” means an employee who receives hourly wages as determined under the Fair Labor and Standards Act and the wage and hours law of the applicable state.

T.	“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

U.
“Claw Back” is a compensation recovery method, provided under the Plan to recover all (or a portion) of a prior Bonus Award (i) based on correction or restatement of the Company’s audited financial statements or other factor affecting Financial Targets, or (ii) in the event that any Participant engages in acts or omissions that would result in a termination for Cause.

V.
“Revenue” means the Company’s Fiscal Year revenue in accordance with the currently employed accounting policies, methods and practices employed by the Company (consistent with U.S. GAAP) and the preparation of its consolidated financial statements and its Budget.

W.	“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

X.
“Target Bonus Percentages” represent a percentage of each Participant’s Eligible Earnings, designated by position or job level as a target Bonus Award set forth in Exhibit B attached hereto, as applicable.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

3.	ELIGIBILITY
In order to be eligible to participate in the Plan and receive a Bonus Award, a Participant must be a full-time active employee and working in a bonus eligible position for at least ninety (90) consecutive days during that Fiscal Year. “Full-Time” is defined as working thirty-five (35) or more hours per week, and have executed all required Company documents. Employees of subsidiaries that the Company has acquired or may acquire during the Fiscal Year shall not be deemed Participants under the Plan unless specifically designated. Contingency workers, including, without limitation, temporaries, part-time employees, contractors, consultants and outsourced work teams are not eligible for participation in the Plan. Employees who transfer into or out of a Bonus Award eligible position during the Fiscal Year will be eligible for a prorated Bonus Award as described in Section 4 below as long as all other criteria under this Plan are met. In order to be eligible to participate in the Plan and/or to receive any payout, Participants will not be able to participate simultaneously in the Company’s Sales Incentive Plan or any other incentive plans. To the extent that there is any conflict between this Plan and the Company’s Sales Incentive Plan or other incentive plans, this Plan will govern.

•
Good Standing: Participants must be actively employed and in good standing (and otherwise in compliance with the Company’s policies and procedures) on the actual bonus pay date in order to receive a payout. Participants placed on a performance improvement plan or in corrective action status as a result of poor performance during the Fiscal Year, but that return to “Good Standing” status prior to the bonus payment date will only be eligible for a prorated incentive payout for that Fiscal Year at the discretion of the Management Committee. If the employee’s status returns to “Good Standing” in the new year, eligibility for full participation in the Plan will be reinstated for the new year going forward, but the employee will not be entitled to a Bonus Award for any period while not in “Good Standing”. As a condition of the receipt of any Bonus Award, the Participant shall be required to certify (or shall be deemed to have certified) at the time of receipt in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any acts or omissions that may result in the termination of Participant’s employment by the Company for Cause.

•
Forfeiture of Bonus Award: If a Participant’s employment is terminated for any reason in the Fiscal Year, the Participant will not accrue or otherwise be entitled to any bonus award payment. If a Participant’s employment is terminated for any reason with or without Cause in the year succeeding Fiscal Year, the Participant will not be entitled to a bonus award payment if the termination date is prior to the date Bonus Awards are actually disbursed, except as may otherwise be provided by the Compensation Committee in its sole and absolute discretion. Bonus Awards are not considered accrued or earned until they are approved by the Compensation Committee and are actually paid by the Company. Consequently, a Participant whose employment with the Company is voluntarily or involuntarily terminated for any reason with or without Cause prior to the

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to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
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actual Bonus Award payment date will be deemed ineligible for payment of the Bonus Award.

•
Sales Incentive Plan: Without exception, Sales Representatives are not eligible under this Plan, however, they may be eligible under the Company’s Sales Incentive Plan. “Sales Representatives” means an employee whose primary function is directly engaged in “selling” the Company’s products and services to its customers.

•	Other Cash Incentives and/or Plans: Without exception, Participants will not be eligible to receive any cash incentive other than those approved by Compensation Committee.

•	Acquired Employees: Without exception, employees acquired through any acquisition after the effective date of this Plan shall not be eligible under this Plan.

Participation in this Plan is at the Company’s discretion and the Compensation Committee may, at its sole and absolute discretion, decide to alter, modify, amend or terminate the Plan.

4.	PRORATED BONUS AWARDS
A Participant will earn a Bonus Award based on Eligible Earnings for the time period the Participant is actively and continuously employed full-time in an eligible position during the Fiscal Year subject to meeting the eligibility requirements under Section 3.

•
New Hires and Rehires: The Bonus Award will be based on Eligible Earnings during the Fiscal Year. Since Eligible Earnings accounts for time employed and in good status in any given Fiscal Year, a Participant initially hired on July 1st for example would have Eligible Earnings calculated from July 1st through the end of the Fiscal Year. In the case of rehires, there is no credit for prior service and the rehire date must occur on or before October 3rd in order for the Participant to be eligible under the Plan for the Fiscal Year.

•
Leaves of Absence: Time taken during a leave of absence results in a reduction in Eligible Earnings and a corresponding reduction in potential Bonus Awards consistent with the length of time on leave of absence. Furthermore, payments of Bonus Awards are not considered earned and payable unless and until the Participant returns to work, with the exception of military leave. If the leave of absence lasts nine months or more during the Fiscal Year, then the Participant will not have met the 90-day eligibility required to earn a bonus for that Fiscal Year.

•
Promotions and Demotions: If a Company action results in a Participant’s movement from one bonus-eligible position to another bonus-eligible position (with either a higher or lower bonus target) or an increase or decrease in bonus target, then a prorated Bonus Award will be calculated. The Bonus Award will be calculated using Eligible Earnings for the applicable time periods that the different bonus percentages were in effect. However, if a Participant is both promoted and later demoted during the Fiscal Year, the Participant’s entire bonus eligibility and bonus target percent will be determined by the lower grade.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

•
Move from Bonus-Eligible Position to a Non-Bonus Eligible Position: The Bonus Award will be calculated based upon Eligible Earnings and the applicable bonus percentage while in a bonus-eligible position as long as the Participant was in the position for a minimum of ninety (90) consecutive days during the Fiscal Year.

•
Move from Non-Bonus-Eligible Position to a Bonus-Eligible Position: The Bonus Award will be calculated based upon Eligible Earnings and the applicable bonus percentage while in the bonus-eligible position as long as the Participant was in the eligible position for a minimum of ninety (90) consecutive days during the Fiscal Year.

•	Acquired Employees: Without exception, employees acquired through any acquisition shall not be eligible for a prorated Bonus Award under this Plan.

5.	FINANCIAL TARGETS AND MINIMUM FINANCIAL TARGETS
The Financial Targets established for the Plan consist of EBITDA, and Revenue amounts approved by the Compensation Committee for the Fiscal Year. The Company must achieve the Minimum Financial Targets set forth in Exhibit A and consisting of the EBITDA and Revenue amounts approved by the Compensation Committee for the Fiscal Year in order for any payout to occur under the Plan.

The Financial Targets and Minimum Financial Targets for the Plan Year are set forth in Exhibit A. Notwithstanding the Financial Targets set forth in Exhibit A, for the purpose of using such Financial Targets to calculate any Bonus Award hereunder, the Plan shall exclude the effect that any acquisition may have on either EBITDA or Revenue. The Management Committee in consultation with the Compensation Committee will, subject to Company’s achievement of Minimum Financial Targets, create separate bonus pools for Mobile Marketing, Enterprise and Carrier business units to be allocated by the Management Committee once such allocation between the business units is approved by the Compensation Committee.

The Board will consider, in its sole discretion at any time prior to the final determination of Bonus Awards, the impact on Participants of extraordinary or non-reoccurring events, changes in applicable accounting rules or principles, changes in the Company’s methods of accounting, changes in applicable law, changes due to consolidation, acquisitions or reorganization affecting the Company and its subsidiaries or such other material change in the Company’s business and whether to increase, decrease, otherwise adjust actual performance measures, targets, or payout ranges used hereunder or eliminate a Bonus Award if such change(s) is/are desirable in the interests of equitable treatment of the Participants and the Company. The Management Committee will implement such change(s) for immediate incorporation into the Plan.

6.	COMPUTATION AND DISBURSEMENT OF FUNDS
Company performance will be assessed and measured after the end of the Fiscal Year in order to determine annual Bonus Pool funding and Bonus Awards. Subject to achievement

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
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of the Minimum Financial Targets set forth in Exhibit A and the other terms and conditions of the Plan, Bonus Pool funding and Bonus Awards will be determined by the Company’s performance relative to the Financial Targets also set forth in Exhibit A and in the case of the discretionary component set forth in clause (iii) of Exhibit A, will be subject to the sole and absolute discretion of the Compensation Committee. In the event the Company fails to achieve the Minimum Financial Targets, then Participants will not receive a Bonus Award for the Fiscal Year for EBITDA and Revenue components of the Bonus Award; provided, however, the Compensation Committee may in its discretion still award Bonus Awards related to discretionary component set forth in clause (iii) of Exhibit A.

The calculation of EBITDA and Revenue will be based upon the Company’s audited financial statements for the Fiscal Year, subject to review and approval by the Board in its sole discretion. Without exception, unaudited financials will not be used to measure achievement of the Financial Targets or the Minimum Financial Targets.

As set forth in greater detail in Exhibit A, the Company will provide differentiated Bonus Awards based on business unit and individual performance. It will execute Bonus Awards inside of the Bonus Pool funding thresholds defined inside this Plan as approved by the Compensation Committee. The Management Committee shall make recommendations to the Compensation Committee for the allocation of the Bonus Pool between the business units

As soon as practical after the close of the Fiscal Year, the Company’s Chief Financial Officer will calculate the Company’s actual audited achieved performance relative to the Financial Targets, any business unit targets, and the proposed Bonus Awards under the Plan. The proposed Bonus Award, a list of eligible Participants and their Eligible Earnings will be presented to the Compensation Committee by no later than sixty (60) days following the end of the Fiscal Year and once approved by the Compensation Committee, the Bonus Award will be paid to all Participants by March 31st of the calendar year following the Fiscal Year for which the Bonus Awards are earned. If the approval from the Compensation Committee occurs after March 31st of the following Fiscal Year, then the Bonus Award payouts will occur as soon as practical following approval, but no later than June 30th of the calendar year following the Fiscal Year for which the Bonus Awards are earned. If prorated Bonus Awards are granted, then such Bonus Awards will be paid in the same manner at the same time as all the other Bonus Award payouts.

Notwithstanding anything to the contrary in this Plan, if the Compensation Committee determines, in its sole and absolute discretion, that calculations underlying the Financial Targets, including but not limited to mistakes in the Company’s audited financial statements for the Fiscal Year, were incorrect, then the Compensation Committee may (i) adjust Bonus Awards (upward or downward); or (ii) initiate a Claw Back and recover from any Participant, and such Participant shall pay over to the Company, an amount equal to the cash value of any Bonus Award granted under the Plan.

Notwithstanding anything to the contrary in this Plan, in the event that any Participant

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
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engages in acts or omissions that would result in a termination for Cause during the twenty-four (24) month period commencing on the date a Bonus Award is paid under the Plan, the Company shall be entitled to initiate a Claw Back and recover or offset against other compensation from the Participant at any time during such twenty-four (24) month period, and the Participant shall pay over to the Company, an amount equal to the cash value of such Bonus Award.

Income, employment and any other applicable taxes will be withheld from any Bonus Award payments required under the Plan to the extent determined by the Company in accordance with applicable law and remitted to the appropriate tax authority.

7.     TARGET BONUS PERCENTAGES
Target Bonus Percentages by position or job level are provided in Exhibit B.

8.     INDIVIDUAL PERFORMANCE DISCRETIONARY PAYOUT
Subject to the achievement of the Minimum Financial Targets and the availability of the Bonus Pool and the Discretionary Pool, as applicable, such availability to be determined in the Compensation Committee’s sole and absolute discretion, Participant’s discretionary component of actual payout % as set forth in Exhibit A will be determined based on Fiscal Year individual performance and achievement of Company goals. The variations (i.e., increases or decreases from the Target Bonus Percentages set forth in Exhibits B, as applicable) in Participants’ Bonus Awards that result from adjustments to the discretionary component of actual payout % based on individual performance shall not result in any increase in the aggregate Bonus Pool or Discretionary Pool available to all eligible Participants.

The Management Committee will determine 50% of the discretionary component of actual payout % based on individual performance for each Participant (other than the CEO and CFO) and may adjust such Participant’s Bonus Award in accordance with the terms and conditions of the Plan. The Compensation Committee will determine 50% of the discretionary component of actual payout % based on individual performance for each Participant and may adjust such Participant’s Bonus Award in accordance with the terms and conditions of the Plan. The Compensation Committee, in its sole and absolute discretion, will determine the entire discretionary component of actual payout % based on individual performance for the CEO and CFO.

9.    ADMINISTRATION
Subject to Sections 3, 5 and 6, the Management Committee will have the authority to administer and make all decisions and exercise all rights of the Company with respect to this Plan, including, the authority (i) to determine eligibility hereunder; (ii) related to rules and regulations for the administration of the Plan; and (iii) to decide any questions and settle controversies and disputes with employees that may arise in connection with the Plan. For the avoidance of doubt, the Compensation Committee will have the sole authority to interpret the provisions of the Plan, including, without limitation, determination of Financial Targets, funding of the Bonus Pool, oversight of discretionary portions of Bonus Awards and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
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evaluation of individual performance. The Management Committee will provide the Compensation Committee, no less than once during the Fiscal Year, a summary of significant recurring questions, controversies and disputes (if any) that may have arisen in connection with the Plan during the preceding Fiscal Year. The Compensation Committee will have the authority to rely upon any reports prepared by the auditors and conclusively determine whether Participants have earned Bonus Awards hereunder. The members of the Board and Compensation Committee will not be liable for any actions or determinations made with respect to their duties under this Plan.

In the event of a claim or dispute brought forth by a Participant, the decision of the Management Committee as to the facts in the case and meaning and intent of any provision of the Plan, or its application, will be final, binding, and conclusive. In the case of claims or disputes brought by a Participant that is a member of the Management Committee or a Named Executive Officer, such decisions will be made by the Compensation Committee.

10.     GENERAL PROVISIONS
A Participant’s rights under the Plan will not be assignable, either voluntarily or in-voluntarily by way of encumbrance, pledge, attachment, level or charge of any nature (except as may be required by state or federal law).

In addition to the payment of Bonus Awards to Participants under the Plan, the Compensation Committee retains the sole and absolute discretion to approve an additional discretionary pool to award additional cash bonuses to Participants in recognition of the Company’s achievement of such qualitative or quantitative performance goals as determined by the Compensation Committee.

Nothing in the Plan will require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of a financial award. No Participant, beneficiary or other person will have any right, title or interest in any amount awarded under the Plan prior to the payment of such award to him or her, or in any property of the Company or its subsidiaries.

Participation in this Plan will not confer upon any Participant any right to continue in the employ of the Company nor interfere in any way with the right of the Company to terminate any Participant’s employment at any time. The Company is under no obligation to continue the Plan in future fiscal years.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

EXHIBIT A

Plan Financial Targets

The Financial Targets for the Fiscal Year will be as follows (the “Financial Target(s)”):
EBITDA: [*****]
REVENUE: [*****]

Minimum Financial Targets
No payout will be made to Participants unless the Company achieves (i) (A) in the case of Participants other than Named Executive Officers, a minimum EBITDA of 80% of the aforementioned Financial Target for EBITDA and (B) in the case of Participants who are Named Executive Officers, a minimum EBITDA of 90% of the aforementioned Financial Target for EBITDA and (ii) a minimum Revenue of 95% of the aforementioned Financial Target for Revenue (clauses (i) and (ii) together, the “Minimum Financial Target(s)”).

Bonus Pool
Subject to achievement of the Minimum Financial Targets and the other terms and conditions of the Plan, the Compensation Committee will in its sole and absolute discretion establish the Bonus Pool from funds designated in the Budget at a value targeted to equal the sum of all Bonus Awards to be made under the Plan.

Bonus Awards
Subject to achievement of the Minimum Financial Targets and the other terms and conditions of the Plan, the Bonus Awards for Participants other than Named Executive Officers will equal, and the Bonus Awards for Participants who are Named Executive Officers will equal:

(x) Participant’s Target Bonus Percentage multiplied by Eligible Earnings multiplied by

(y) Payout % calculated as the sum of clauses (i), (ii), and (iii) below:

(i)	[*****] of payout % will be based on EBITDA as follows:

Actual EBITDA below Minimum Financial Target

•	In the case of Participants other than Named Executive Officers, EBITDA payout % will be 0% if actual EBITDA achieved is below 80% of the Financial Target for EBITDA.

•	In the case of Participants who are Named Executive Officers, EBITDA payout % will be 0% if actual EBITDA achieved is below 90% of the Financial Target for EBITDA.

Actual EBITDA at or above Minimum Financial Target

•	Solely in the case of Participants other than Named Executive Officers, EBITDA payout % will be 30% if actual EBITDA achieved equals or exceeds 80% of the Financial

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

Target for EBITDA, but is less than 90% of the Financial Target for EBITDA; and an additional payout % of 3% for each whole percent that actual EBITDA exceeds 80% of the Financial Target for EBITDA, but is less than 90% of the Financial Target for EBITDA.

•
In the case of Participants other than Named Executive Officers, EBITDA payout % will be 60% if actual EBITDA achieved equals or exceeds 90% of the Financial Target for EBITDA, but is less than 100% of the Financial Target; and an additional payout % of 4% for each whole percent that actual EBITDA exceeds 90% of the Financial Target for EBITDA, but is less than 100% of the Financial Target for EBITDA.

•
In the case of Participants who are Named Executive Officers, EBITDA payout % will be 60% if actual EBITDA achieved equals or exceeds 90% of the Financial Target for EBITDA, but is less than 100% of the Financial Target for EBITDA; and an additional payout % of 4% for each whole percent that actual EBITDA exceeds 90% of the Financial Target for EBITDA, but is less than 100% of the Financial Target for EBITDA.

Actual EBITDA at or above Financial Target

•	For all Participants, EBITDA payout % will be 100% if actual EBITDA achieved is equal to 100% of the Financial Target for EBITDA.

•	For all Participants, for each additional 3% of actual EBITDA achieved beyond 100% of the Financial Target for EBITDA, the EBITDA payout % will increase by 5%.

•	Under no circumstance will EBITDA payout % for any Participant exceed 150%.

Illustrative Table for other than Named Executive Officers:

% of Financial Target Achieved	EBITDA Payout %
<80%	—%
>=80%	30%
>=90%	60%
>=100%	100%
>=115%	125%
>=130%	150%

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

Illustrative Table for Named Executive Officers:

% of Financial Target Achieved	EBITDA Payout %
<90%	—%
>=90%	60%
>=100%	100%
>=115%	125%
>=130%	150%

(ii)	[*****] of payout % will be based on Revenue as follows:

•	Revenue payout % will be 0% if actual Revenue achieved is below 95% of the Financial Target for Revenue.

•	Revenue payout % will be 60% if actual Revenue achieved exceeds 95% but is less than 100% of the Financial Target for Revenue.

•	Revenue payout % will be 100% if actual Revenue achieved is equal to 100% of the Financial Target for Revenue.

•	For each additional 1% of actual Revenue achieved beyond the Financial Target for Revenue, the Revenue payout % will increase by 5%.

•	Under no circumstance will Revenue payout % exceed 150%.

Illustrative Table:

% of Financial Target Achieved	Revenue Payout %
<95%	—%
>=95%	60%
>=100%	100%
>=105%	125%
>=110%	150%

and

(iii)
Availability of [*****] of payout % to be allocated as follows: the Management Committee will determine 50% of this pool for all employees other than members of the Management Committee; and 50% of this pool (i.e., [*****]) to be allocated in the sole and absolute discretion of the Compensation Committee (together, this portion of the Bonus Pool, if any, the “Discretionary Pool”). It being understood that the Compensation Committee will determine the allocation of the Discretionary Pool for members of the Management Committee. If the Compensation Committee decides in its sole and absolute discretion to fund the Discretionary Pool, actual payout % allocated

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

from this clause (iii) to any Participant is discretionary and will be made as set forth in Section 8 of the Plan. The Compensation Committee will consider various financial metrics and quantitative metrics including, without limitation, cost of capital, market conditions and competitive landscape.

For the avoidance of doubt, for Participants other than Named Executive Officers, actual payout % allocated for clause (iii) above is discretionary and will be made as set forth in Section 8 of the Plan.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and
Exchange Commission.

EXHIBIT B

Motricity Target Bonus Percentages by Job Title

Target Bonus Percentages by position or job level are as follows:

Position / Job Level	Target %
Chief Executive Officer	75%
President Mobile Marketing	70%
President Enterprise	50%
President Carrier	50%
Chief Financial Officer	60%
VP/SVP	[*****]
Director/Senior Director	[*****]
Manager/Senior Manager	[*****]
Individual Contributors	[*****]
Support (Non-Exempt Employees)	[*****]